Exhibit 99.1

BancorpSouth Bank and Cadence Bancorporation to combine in transformational merger

Creates a Premier Regional Banking Franchise across Texas and the Southeast

Merger creates the 5th largest bank with headquarters in nine-state footprint

Financially compelling transaction for both companies’ shareholders

TUPELO, MS and HOUSTON, TX – BancorpSouth Bank (NYSE: BXS) (“BancorpSouth”) and Cadence Bancorporation (NYSE: CADE) (“Cadence”), the parent company of Cadence Bank, N.A., jointly announced today that they have entered into a merger agreement under which the companies will combine in an all-stock merger with a total market value of more than $6 billion to create a leading Texas and Southeastern regional bank.

Under the terms of the merger agreement, which was unanimously approved by the Boards of Directors of both companies, Cadence shareholders will receive 0.70 shares of BXS for each share of CADE they own. Additionally, the agreement allows for a one-time special cash dividend to CADE shareholders of $1.25 per share in conjunction with the closing of the merger. BancorpSouth shareholders will own approximately 55% and Cadence shareholders will own approximately 45% of the combined company.

The company will combine the aesthetics of both brands and logos and operate as Cadence Bank. The bank will have dual headquarters in Tupelo, MS and Houston, TX, with operations centers in Tupelo, MS and Birmingham, AL as well as specialty sites in Macon, GA; Starkville, MS; and Houston, TX.

Dan Rollins will be the Chairman and Chief Executive Officer and Paul Murphy will serve as Executive Vice Chairman of the combined company. The board of directors will initially be comprised of 20 directors – 11 from BancorpSouth and nine from Cadence.

Dan Rollins commented: “Cadence has built an impressive commercial banking franchise that when combined with the strengths of our team at BancorpSouth seems to be a perfect fit. This strategic merger will allow us to expand our reach and offerings with minimal overlap in our existing branch network. Culturally speaking, our mission and values align really well together. Mergers are all about people, and what’s important to note here is that our leadership teams are in sync. By joining forces, it’s easy to see that we’ll be able to make a significant impact on our customers and communities while driving long-term shareholder value.”

“I am thrilled to partner with BancorpSouth,” said Paul Murphy. “I have great respect for the franchise they have built over the last 145 years, beginning in my home state of Mississippi. The BancorpSouth community banking franchise is top tier and complements Cadence’s expertise in middle-market commercial banking seamlessly. We look forward to delivering significant value to our shareholders, driven by meaningful synergies and our shared banking philosophy to put the client first. I was impressed with the team at BancorpSouth early on, and I grow even more so the more I get to know them. Like us, they really care about their people. The scale of our combined bank, our collective talent, our similar cultures and our footprint in some of the fastest-growing markets in the country have us extremely excited about the future.”

Strategically Compelling for Both Organizations

●	Builds a stronger banking franchise with relationship-focused financial services and better opportunities for employees, customers, communities and shareholders.

●	Builds immediate scale in highly attractive markets throughout Texas and the Southeast. Creates the 5th largest bank headquartered in the combined nine-state footprint, with presence in seven of the top ten largest MSAs therein.

●	Combines BancorpSouth’s community banking focus with Cadence’s commercial banking expertise.

●	Merges two historic institutions – BancorpSouth and Cadence have 145 and 134 years of experience, respectively.

●	Positions the company for continued growth. Strengthens balance sheet, capital, and reserve levels, enabling continued growth trajectory.

●	Low-risk combination. Thorough mutual diligence performed on all key business areas with conservative overlay. Both companies have significant M&A integration expertise.

Financially Attractive Metrics for Shareholders

●	Significant earnings per share accretion. 17% accretion to each of BancorpSouth’s and Cadence’s earnings per share in 2022 (assuming fully realized cost savings for illustrative purposes) and 14% if 75% of cost savings are realized.

●	Tangible book value accretive. Transaction expected to be immediately accretive to tangible book value per share at close.

●	Leading pro forma profitability. Among a peer group of $30-$60 billion in asset banks nationwide, the combined company is estimated to have the 3rd best return on tangible common equity and efficiency ratio, based on consensus earnings estimates.

●	Robust capital and reserve coverage. Pro forma CET 1 ratio of 11.3% and ACL / loans of 2.5% estimated at the close of the transaction.

Beneficial for Customers, Communities and Employees

●	Expands breadth of products and services available to customers.

●	The combined companies will be able to make more investments in customized technology solutions.

●	Environmental, social and governance principles are embedded in both cultures.

●	Employees of the combined companies invested more than 24,000 service hours towards improving their communities.

Executive Leadership

●	Dan Rollins, Chairman and Chief Executive Officer

●	Paul Murphy, Executive Vice Chairman

●	Chris Bagley, President

●	Hank Holmes, Chief Banking Officer

●	Valerie Toalson, Chief Financial Officer

Approval and Timing

The merger is expected to close in the fourth quarter of 2021, subject to the satisfaction of customary closing conditions, including the receipt of customary regulatory approvals and approvals of shareholders of each company.

Transaction Advisors

Keefe, Bruyette & Woods, A Stifel Company, served as exclusive financial advisor to BancorpSouth, with Sullivan & Cromwell and Alston & Bird serving as legal advisors.

Goldman Sachs and J.P. Morgan served as lead financial advisors to Cadence and Piper Sandler also advised. Wachtell, Lipton, Rosen & Katz served as legal advisor.

Joint Investor Call

There will be a joint investor call to discuss the transaction at 7:30 a.m. Central Time today. To listen to the call live, please dial 1 (866) 364-3826 within the U.S., 1 (855) 669-9657 within Canada, and 1 (412) 902-4212 for all other locations, and enter 8434848 as the access code. The live webcast, along with the related presentation, will be available at https://www.webcaster4.com/Webcast/Page/968/40840.

About BancorpSouth Bank

BancorpSouth Bank (NYSE: BXS) is a leading regional bank headquartered in Tupelo, Mississippi with approximately $24 billion in assets operating approximately 305 full-service branch locations as well as additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee, and Texas. BancorpSouth is committed to a culture of respect, diversity, and inclusion in both its workplace and communities. To learn more, visit our Community Commitment page at www.bancorpsouth.com; "Like" us on Facebook; follow us on Twitter@MyBXS; or connect with us through LinkedIn. Member FDIC. Equal Housing Lender.

Media Contact:	Investor Relations Contact:
Antrenise Robinson	Will Fisackerly
BancorpSouth Bank	BancorpSouth Bank
(662) 213-9592 mobile | (662) 680-2038 direct	(662) 680-2475 direct | (662) 417-5107 mobile
media.relations@bxs.com	will.fisackerly@bxs.com

About Cadence Bancorporation

Cadence Bancorporation (NYSE: CADE), headquartered in Houston, Texas, is a regional financial holding company with $18.7 billion in assets as of December 31, 2020. Its wholly owned subsidiary, Cadence Bank, N.A., operates 98 branch locations in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Cadence Bank’s services and products include commercial and business banking, treasury management, specialized lending, asset-based lending, commercial real estate, SBA lending, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, personal and business insurance, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. The bank’s clients have access to leading-edge online and mobile solutions, interactive teller machines, and more than 55,000 ATMs. The Cadence Bank team of 1,900 associates is committed to exceeding customer expectations and helping their clients succeed financially.

Media Contact:	Investor Relations Contact:
Danielle Kernell	Valerie Toalson
Cadence Bank	Cadence Bancorporation
(713) 871-4051 direct | (713) 392-7709 mobile	(713) 871-4103 | (800) 698-7878
danielle.kernell@cadencebank.com	vtoalson@cadencebancorporation.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to BancorpSouth Bank’s and Cadence Bancorporation’s and Cadence Bank’s (together, “Cadence”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information but instead pertain to future operations, strategies, financial results or other developments. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

BancorpSouth Bank and Cadence caution readers not to place undue reliance on the forward-looking statements contained in this press release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BancorpSouth Bank and Cadence. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BancorpSouth Bank and Cadence; the outcome of any legal proceedings that may be instituted against BancorpSouth Bank or Cadence; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of BancorpSouth Bank and Cadence to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BancorpSouth Bank and Cadence do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Cadence’s operations and those of BancorpSouth Bank; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; BancorpSouth Bank and Cadence’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by BancorpSouth Bank’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of BancorpSouth Bank and Cadence; and the other factors discussed in “Risk Factors” in BancorpSouth Bank’s Annual Report on Form 10-K for the year ended December 31, 2020 and BancorpSouth Bank’s other filings with the Federal Deposit Insurance Corporation (the “FDIC”), which are available at https://www.fdic.gov/ and in the “Investor Relations” section of BancorpSouth Bank’s website, https://www.bancorpsouth.com/, under the heading “Public Filings,” and in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Cadence’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “Investor Relations” section of Cadence’s website, https://cadencebank.com/, under the heading “SEC Filings.” BancorpSouth Bank and Cadence assume no obligation to update the information in this press release, except as otherwise required by law.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed transaction by BancorpSouth Bank and Cadence. In connection with the proposed acquisition, BancorpSouth Bank and Cadence intend to file relevant materials with the FDIC and SEC, respectively, including the parties’ joint proxy statement on Schedule 14A, which shall include an offering circular with respect to the common stock of BancorpSouth Bank. STOCKHOLDERS OF BANCORPSOUTH BANK AND CADENCE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE FDIC AND SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE JOINT PROXY STATEMENT/OFFERING CIRCULAR, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the FDIC’s website, https://www.fdic.gov/, and the SEC’s website, http://www.sec.gov, and the Cadence stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Cadence. Such documents are not currently available.

Participants in the Solicitation

BancorpSouth Bank and its directors and executive officers, and Cadence and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of BancorpSouth Bank common stock and the holders of Cadence common stock in respect of the proposed transaction. Information about the directors and executive officers of BancorpSouth Bank is set forth in the proxy statement for BancorpSouth Bank’s 2021 Annual Meeting of Stockholders, which was filed with the FDIC on March 12, 2021. Information about the directors and executive officers of Cadence is set forth in the proxy statement for Cadence’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/offering circular regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.